Shattuck Labs Reports First Quarter 2026 Financial Results and Recent Business Highlights
•Phase 1 clinical trial of SL-325 enrollment complete; data expected in the second quarter of 2026 –
•Phase 2 clinical trial of SL-325 in patients with Crohn’s disease expected to initiate in the third quarter of 2026 –
AUSTIN, TX and DURHAM, NC, May 7, 2026 – Shattuck Labs, Inc. (Shattuck or the Company) (NASDAQ: STTK), a clinical-stage biotechnology company pioneering the development of potential first-in-class monoclonal and bispecific DR3 blocking antibodies for the treatment of patients with inflammatory and immune-mediated diseases, today reported financial results for the first quarter ended March 31, 2026 and provided recent business highlights.
“We are pleased to have completed enrollment in our Phase 1 clinical trial of SL-325, and are looking forward to sharing a comprehensive data set on all single ascending dose and multiple ascending dose cohorts from this study in the second quarter of 2026, including safety and tolerability, pharmacokinetics, receptor occupancy, duration of receptor occupancy, pharmacodynamics, and immunogenicity data,” said Taylor Schreiber, M.D., Ph.D., Chief Executive Officer of Shattuck.
DR3 Program Development in 2026
Shattuck’s lead product candidate, SL-325, is a potentially first-in-class and best-in-mechanism DR3 blocking antibody for the treatment of Crohn’s disease, ulcerative colitis, and other inflammatory and immune-mediated diseases. Recent updates and anticipated upcoming milestones for SL-325, and Shattuck’s other DR3 blocking antibodies, include:
•The Phase 1 trial evaluating the safety, tolerability, immunogenicity, and pharmacokinetics (PK) of SL-325 in healthy volunteers is ongoing and will determine the recommended Phase 2 dose and dosing schedule.
•Enrollment of all six single-ascending dose cohorts and all three multiple-ascending dose cohorts of the trial is now complete, with participant follow-up, data collection, and data analysis ongoing.
•Shattuck plans to present safety and tolerability, PK, receptor occupancy, duration of receptor occupancy, pharmacodynamics, and immunogenicity data from this trial in the second quarter of 2026.
•Subject to positive Phase 1 data and regulatory alignment, Shattuck expects to initiate a Phase 2 clinical trial of SL-325 in patients with Crohn’s disease in the third quarter of 2026.
•Shattuck continues to develop multiple DR3-based bispecific antibodies. Shattuck’s lead bispecific antibody has entered IND-enabling activities. This bispecific antibody was designed to inhibit both the DR3/TL1A axis and another biologically relevant target for the treatment of patients with inflammatory and immune-mediated diseases. Shattuck plans to disclose the targets of its lead bispecific product candidate, supporting preclinical data, and expected development timelines in the second quarter of 2026.
Upcoming Events
•Shattuck plans to participate in the following upcoming event(s). Details will be included on the Events & Presentations section of the Company’s website.
•Leerink Partners Therapeutics Forum 2026 (Boston, MA), July 14-15, 2026. Management will participate in one-on-one meetings.
First Quarter 2026 Financial Results
•Cash and Cash Equivalents and Investments: As of March 31, 2026, cash and cash equivalents and short-term investments were $90.4 million, as compared to $60.9 million as of March 31, 2025.

•Research and Development (R&D) Expenses: R&D expenses were $10.9 million for the quarter ended March 31, 2026, as compared to $9.9 million for the quarter ended March 31, 2025.
•General and Administrative (G&A) Expenses: G&A expenses were $4.6 million for the quarter ended March 31, 2026, as compared to $4.5 million for the quarter ended March 31, 2025.
•Net Loss: Net loss was $14.8 million for the quarter ended March 31, 2026, or $0.13 per basic and diluted share, as compared to a net loss of $13.7 million for the quarter ended March 31, 2025, or $0.27 per basic and diluted share.
Financial Guidance
As of March 31, 2026, cash and cash equivalents were approximately $90.4 million. Shattuck’s current cash and cash equivalents, assuming the full exercise of the outstanding common stock warrants, are expected to fund operations into 2029. This cash runway guidance is based on the Company’s current operational plans and excludes any additional capital that may be received (other than from the exercise of the common stock warrants), proceeds from business development transactions, and/or additional costs associated with clinical development activities that may be undertaken.
About SL-325
SL-325 is a potential first-in-class Death Receptor 3 (DR3) blocking antibody designed to achieve a complete and durable blockade of the clinically validated DR3/TL1A pathway. Shattuck’s preclinical studies demonstrate high affinity binding and superior activity over TL1A antibodies, and offer a data-driven rationale for targeting the TNF receptor, DR3, versus its ligand, TL1A. SL-325 is a fully Fc-silenced, humanized immunoglobulin G monoclonal antibody with a favorable safety profile in non-human primates, currently being evaluated in a Phase 1 clinical trial.
About Shattuck Labs, Inc.
Shattuck Labs, Inc. is a clinical-stage biotechnology company pioneering the development of potentially first-in-class monoclonal and bispecific DR3 blocking antibodies for the treatment of patients with inflammatory and immune-mediated diseases. Shattuck’s expertise in protein engineering and the development of novel TNF receptor therapeutics come together in its lead program, SL-325, a potentially first-in-class DR3 antagonist antibody designed to achieve a more complete blockade of the clinically validated DR3/TL1A pathway. The Company has offices in both Austin, Texas and Durham, North Carolina. For more information, please visit: www.ShattuckLabs.com.
Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws, including, but not limited to, Shattuck’s expectations regarding: plans for its preclinical studies, clinical trials and research and development programs, particularly with respect to SL-325; the anticipated timing of release of data from the Company’s ongoing Phase 1 clinical trial of SL-325; the anticipated timing of initiation of a Phase 2 clinical trial of SL-325 in patients with Crohn’s disease; the clinical benefit, safety and tolerability of SL-325; anticipated development of additional preclinical pipeline candidates; the timing of nomination, release of preclinical data and development timelines of a lead bispecific antibody candidate; and expectations regarding the time period over which the Company’s capital resources will be sufficient to fund its anticipated operations. Words such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “develop,” “plan” or the negative of these terms, and similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to it on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties (including, without limitation, those set forth in Shattuck’s filings with the U.S. Securities and Exchange Commission (SEC)), many of which are beyond its control and subject to change. Actual results could be materially different. Risks and uncertainties include: global macroeconomic conditions and related volatility; expectations regarding the initiation, progress, and expected results of the Company’s preclinical studies, clinical trials and research and development programs; expectations regarding the timing, completion and outcome of the Company’s preclinical studies and clinical trials; the unpredictable relationship between preclinical study results and clinical study results; the timing or likelihood of regulatory filings and approvals; liquidity and capital resources, including the time period over which current capital resources are expected to the fund the Company’s operations; and other risks and uncertainties identified in Shattuck’s Annual Report on Form 10-K for the year ended December 31, 2025, and subsequent disclosure documents filed with the SEC. Shattuck claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. The Company expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.
The Company intends to use the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.
Investor & Media Contact:
Andrew Neill
Chief Financial Officer
Shattuck Labs, Inc.
InvestorRelations@shattucklabs.com

FINANCIAL INFORMATION
SHATTUCK LABS, INC.
CONDENSED BALANCE SHEETS
(unaudited)
(In thousands)

	March 31, 2026	December 31, 2025

ASSETS
Current assets:
Cash and cash equivalents	$90,419	$54,192
Investments	—	23,873
Prepaid expenses and other current assets	3,334	4,410
Total current assets	93,753	82,475
Property and equipment, net	5,353	6,114
Investment in related party	1,000	1,000
Other assets	2,015	1,437
Total assets	$102,121	$91,026

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$1,253	$2,101
Accrued expenses	2,996	4,951
Total current liabilities	4,249	7,052
Non-current operating lease liabilities	2,037	1,584
Total liabilities	6,286	8,636
Commitments and contingencies (Note 5)
Stockholders' equity:
Common stock	7	7
Additional paid in capital	541,124	512,906
Accumulated other comprehensive income	—	6
Accumulated deficit	(445,296)	(430,529)
Total stockholders' equity	95,835	82,390
Total liabilities and stockholders' equity	$102,121	$91,026

SHATTUCK LABS, INC.
CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenue	$—	$—
Operating expenses:
Research and development	10,946	9,919
General and administrative	4,599	4,470
Expense from operations	15,545	14,389
Loss from operations	(15,545)	(14,389)
Other income (expense):
Interest income	779	689
Other expense	(1)	(2)
Total other income	778	687
Net loss	$(14,767)	$(13,702)
Unrealized loss on investments	(6)	(2)
Comprehensive loss	$(14,773)	$(13,704)

Net loss per share – basic and diluted	$(0.13)	$(0.27)
Weighted-average shares outstanding – basic and diluted	112,234,551	50,965,815